Exhibit 10.4

	Date	Description	Recommendation	TimePeriod	Avail Amt
5K	March 20, 2019

Request for Qualifications (RFQ) #2019-002:

Professional Geotechnical and Material Engineering and Testing Consultant Services for LISD Administration Building Division of Plant Facilities and Support Services

			The evaluation committee recommends Castle Engineering & Testing for an estimated amount of $125,710, which represents the best value to the District. Purchase orders will be processed on an "as needed" basis.	In effect until project is completed.	There is no historical expenditures for one year. Estimated expenditures for one year are $125,710.

Purpose: To comply with procurement requirements to purchase professional geotechnical consulting engineering services for the LISD Administration Building. The vendor was selected from the pool of vendors under this RFQ.

Funding is available in 199 General Operating Fund.

5L	September 16, 2019	Request for Proposal (RFP) #19- 027: In-Building Wireless Solutions Technology Services Division	The evaluation committee recommends Wytec International for an estimated amount of $981,456, which represents the best value to the District. Purchase orders will be processed on an "as needed" basis.	In effect for a period of three years (first) beginning October 18, 2019 and ending October 17, 2022, with an option to renew for a fourth and fifth (final) year.	There are no historical costs as this is a new initiative. Estimated expenditures for three years are $981,456.
Purpose: To comply with procurement requirements to purchase in-building cellular coverage solution. Funding is available in 284 Title IV Fund.

6. Tax Refund(s)

	Acct#	Tax Year	Tax Payer	Description	Amount
6A	920-00004-750	2016 and 2017	Miguel A. and WF San Juana A. Garcia	Staff recommends to process the tax refund due to correction of tax roll.	$1,088.98
	Purpose: To comply with the Texas Tax Code Section 26.15(f).
6B	334-00506-450	2016, 2017 and 2018	Martin & Rosa Maria Landeros	Staff recommends to process the tax refund due to correction of tax roll.	$1,966.63
	Purpose: To comply with the Texas Tax Code Section 26.15(f).
6C	334-00507-200	2017 and 2018	Armando Gonzalez Jr. and WF Lucilla	Staff recommends to process the tax refund due to correction of tax roll.	$928.01
	Purpose: To comply with the Texas Tax Code Section 26.15(f).
6D	661-01889-030 and 812- 09003-400	2016 and 2017	Eleazar and Griselda Regalado	Staff recommends to process the tax refund due to correction of tax roll.	$694.83
	Purpose: To comply with the Texas Tax Code Section 26.15(f).

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AGENDA ITEM

Regular Board Meeting, 10/17/2019 - 5:30 PM

Purpose:	Discussion	Resource Personnel:	Ms. Flor Ayala, CPA,
Assistant Superintendent for Finance and Business Services Mr. Hector Mejia, Procurement Director Mr. Miguel Muñoa, Assistant Superintendent for Technology Services

Subject:	RFP #19-027: In-Building Wireless Solution: Discussion and possible action to approve the purchase for in-building cellular coverage solution.

Topic:	Finance and HR

I.	Recommendation

The evaluation committee recommends Wytec International for an estimated amount of $981,456, which represents the best value to the District. Purchase orders will be processed on an "as needed" basis.

II.	Rationale

Based on the evaluation committee's review, the recommended vendor offered the best value to the District.

III.	Evaluation Method and Timeline

The evaluation committee represented by the Network Technology Coordinator, Information Security Forensics Analyst, Director for Federal Programs and (3) Principals met to review and evaluate this purchase. This will be in effect for a period of three years beginning October 18, 2019 and ending October 17, 2022 with an option to renew for a fourth and fifth (final) year.

IV.	Fiscal Impact and Cost/Funding Source

Estimated expenditures for three years are $981,456.
Funding is available in 284 Title IV Fund.

V.	Compliance with Board Policy: (Include copy of board policy) Purchasing and Acquisition (CH LOCAL/LEGAL)

Submitted By: Gaston Garcia, BUYER

ID Approval:	- Hector Mejia, PROCUREMENT DIRECTOR

SME Approval	- Flor Ayala, CPA, CFO

CFO Approval	- Flor Ayala, CPA, CFO

SUPER Approval:	- Sylvia Rios, SUPERINTENDENT

Attachments:

In Building Wireless.pdf

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Laredo Independent School District
Division of Finance/Procurement Department
Evaluation Committee Review

Procurement Method: RFP #19-027 (In-Building Wireless Solutions)

Procurement Requirements Available:

Check One

_______ $.01 to $49,999 (Requires Superintendent or Designee Approval)

       X       Over $50,000 (Requires Board Approval)

I have reviewed the attached information and certify that all my actions as an Evaluation Committee member are within the procurement requirements in accordance with local Board Policies (CH LOCAL/LEGAL) and legal (federal and state) policies and administrative guidelines set by the Finance Department and the Procurement Department.

I certify that I have adhered to the Purchasing Policies (CA LOCAL/LEGAL) of the District concerning the evaluation including policies, conflict of interest and transactions.

I certify that I am aware of all purchasing policies (CH LOCAL and CH LEGAL) and administrative procedures of the District.

I certify that I am aware of the penalties of not following the purchasing policies and procedures and in specific with section 44.031 - 44.032 of the Texas Education Code which deals with the penalties related to sequential or component purchases.

I further certify that I recommend the issuance of a purchase order after Superintendent or Designee, Board approval and execution of a contract.

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Justification:

1.	Purchase Price: See attached tabulation.

2.	Reputation of the vendor’s goods and services:
Wytec International has a A+ rating in the Better Business Bureau.

3.	Quality of the vendor’s goods and services:
The quality of the goods and services appear to be reasonable and their references show they solved cellular signals for NASA, Johnson Space Center, Houston TX and Fountain Place, Dallas Tx. Both organizations mentions improvement.

4.	The extent to which goods and services meet the District’s needs:
The cellular signal throughout the District will be enhanced and areas with little or no signal will have notable improvemet.

5.	Vendors past relationship with the District: There is no past relationship with this vendor.

6.	Impact of the ability of the District to comply with HUB rules. N/A

7.	Long Term cost to the District:
The long-term cost to the District is $981,456 over the next twelve (12) months.

8.	Vendor’s Principal Place of Business:
Wytec International’s principal place of business is in San Antonio, Texas,

9.	Any other relevant factors specifically listed in the request for bids, proposals or specifications.
This organization offers warranties and seek to have a productive working relationship with LISD. They have included a flat rate for each school building that will have a cellular enhancement system installed. This installation is covered by a 1-year parts and labor warranty from the installation date and the equipment has a 3-year manufacturer’s warranty. They are including all software updates, alarm monitoring, and maintenance for the 1st year. After the 1st year maintenance and monitoring will occur as long as the maintenance fee is paid for each building.

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Recommendation:

1.	Product and Vendors: In-Building Wireless Solutions/ Wytec International
2.	Estimated Cost : $981,456
3.	Contract Period: Contract period will be 1-year installation after Board approval and every school fiscal year for maintenance and monitoring.

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Procurement Method: RFP #19-027 In-Building Wireless Solutions

If purchases are being paid from a grant, I certify that all services shall be rendered between the beginning and ending dates of the grant. Additionally, all travel and materials/equipment must be processed before the ending date of the grant, in order to benefit the current grant period. In most instances, goods or services delivered near the end of the grant period are viewed by TEA as not necessary to accomplish the objectives of the current grant program and TEA or an auditor may disallow the expenditures.

I, as the assigned Project Manager, will ensure that project activities will commence according to the timelines described in the grant application.

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RFP 19-027 In-Building Wireless Solutions

Description	Wytec International	Granite Government Solutions	AWS Communications	Insight Public Sector	Longent LLC	Signal Boosters	PWR Wireless
Total Cost of Equipment	$953,793.50	$1,172,867.80	$2,622,506.00	$1,440,354.50	$4,079,167.57	$1,457,888.84	$2,738,000.00
Total Cost of Maintenance	$27,662.00	$49,886.00	$39,000.02	$66,304.00	$167,176.38	$58,315.46	Please refer to attached warranty worksheet
Total Cost	$981,455.50	$1,222,753.8	$2,661,506.02	$1,506,658.50	$4,246,343.95	$1,516,204.30

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Run Date 09/18/19 10:03 AM	Laredo ISD	Page No 1
For 07/01/19	Expenditure Summary Report	FJEXS01A
Periods 01 - 13	SCHOOL/DEPARTMENT REPORT	ORGDAT

Account No/Description	Adjusted Budget	Y-T-D Encumb	Period Expended	Y-T-D Expended	Available Balance	Percent Used

2 SECURITY AND MONITORING SERVICES
289-52-6637-00-934-0-30-000 OTHER EQUIPMENT (OVER 5,000)	171,674.00	.00	.00	.00	171,674.00	.00

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